Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 10, 2021, with respect to the consolidated financial statements of Jowell Global Ltd. as of December 31, 2020 and 2019, and for the years then ended.

/s/ Friedman LLP

New York, New York

September 21, 2021